BG Staffing, Inc. Announces Record Q1 2018 Financial Results

PLANO, Texas – (April 30, 2018) – BG Staffing, Inc. (NYSE American: BGSF), a rapidly growing national provider of professional temporary staffing services, today reported record financial results for its first quarter ended April 1, 2018.

Quarter One 2018 Results

	2018	2017	Change	% Change
	(amounts in thousands, except per-share amounts)
Revenues	$66,855	$56,844	$10,011	17.6%
Gross profit	$17,310	$13,671	$3,639	26.6%
Gross profit percentage	25.9%	24.1%	1.8%	7.5%
Net income	$2,466	$1,302	$1,164	89.4%
Net income per diluted share	$0.27	$0.15	$0.12	80.0%
Weighted average diluted shares	9,087	8,924	163	1.8%
Adjusted EBITDA (1)	$5,399	$4,143	$1,256	30.3%
Adjusted EBITDA percentage (2)	8.1%	7.3%	0.8%	11.0%

L. Allen Baker, Jr., President and CEO, stated, "I’m very pleased with our 1st quarter 2018 financial results - they are a reflection of BG Staffing's unique value proposition, the solid performance from our recent acquisitions, and our disciplined approach to cost control. We met or exceeded our goals in every significant category. I want to thank our team and customers."

Conference Call
The Participant Dial-In Number for the conference call is 1-631-891-4304. Participants should dial in to the call at least five minutes before 8:00am PT (11:00am ET) on May 11, 2018. The call can also be accessed "live" online at http://public.viavid.com/index.php?id=129254.  A replay of the recorded call will be available for 90 days on the Company's website (http://bgstaffing.investorroom.com/). You can also listen to a replay of the call by dialing 1-844-512-2921 (international participants dial 1-412-317-6671) starting May 11, 2018, at 2:00pm ET through May 18, 2018 at 11:59 pm ET. Please use PIN Number 10004620.

About BG Staffing, Inc.
Headquartered in Plano, Texas, BG Staffing provides staffing services to a variety of industries through its various divisions. BG Staffing is primarily a professional temporary staffing platform that has integrated several regional and national brands achieving scalable growth. The Company was ranked as the 60th largest U.S. staffing company in 2017 and was named the 71st fastest growing staffing company in the country in 2016 by Staffing Industry Analysts. The Company’s disciplined acquisition philosophy, which builds value through both financial growth and the retention of unique and dedicated talent within BG Staffing's portfolio of companies, has resulted in a seasoned management team with strong tenure and the ability to offer exceptional service to candidates and customers while building value for investors. For more information on the Company and its services, please visit its website at www.bgstaffing.com.

(1) Non-GAAP financial measure. See reconciliation at end for details.
(2) Adjusted EBITDA as a percentage of revenue.

Forward-Looking Statements
The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “will,” “intends,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Terri MacInnis, VP of Investor Relations
Bibicoff + MacInnis, Inc.
818.379.8500 terri@bibimac.com

BG Staffing, Inc.
Non-GAAP Financial Measures

The financial results of BG Staffing, Inc. are prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") and the rules of the U.S. Securities and Exchange Commission. To help the readers understand the Company's financial performance, the Company supplements its GAAP financial results with Adjusted EBITDA.

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA is not measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. In addition, the financial covenants in our credit agreement are based on Adjusted EBITDA as defined in the credit agreement.

We define “Adjusted EBITDA” as earnings before interest expense, income taxes, depreciation and amortization expense, non-cash items, and certain items that management does not consider in assessing our on-going operating performance.

Reconciliation of Net Income to Adjusted EBITDA

	Thirteen Weeks Ended
	April 1, 2018	March 26, 2017
	(dollars in thousands)
Net income	$2,466	$1,302
Interest expense, net	871	559
Income tax expense	699	833
Depreciation and amortization	1,296	1,371
Share-based compensation	67	78
Adjusted EBITDA	$5,399	$4,143